EXECUTION COPY

EXHIBIT 4.125
AMENDMENT NO. 2 TO FIFTH AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
AMENDMENT NO. 2 TO FIFTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of July 18, 2014 (this “Amendment”), is entered into in connection with that certain FIFTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of December 27, 2012 (as amended, supplemented, restated or replaced from time to time, the “Agreement”), by and among CAC WAREHOUSE FUNDING CORPORATION II, a Nevada corporation, (the “Borrower”), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation, (“Credit Acceptance”) as the originator, the servicer or the custodian, WELLS FARGO BANK, NATIONAL ASSOCIATION, as an investor for the VFCC Purchaser Group (an “Investor”) and the other Investors from time to time party thereto, VARIABLE FUNDING CAPITAL COMPANY, LLC, a Delaware limited liability company (“VFCC”), a CP conduit or a lender, and the other CP conduits from time to time party thereto, WELLS FARGO SECURITIES, LLC, a Delaware limited liability company (“WFS”), as deal agent (the “Deal Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association with its headquarters in San Francisco, California (“Wells Fargo”), as the liquidity agent for the VFCC Purchaser Group (a “Liquidity Agent”) and the other Liquidity Agents from time to time party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the backup servicer (in such capacity, the “Backup Servicer”) and collateral agent (in such capacity, the “Collateral Agent”).
PRELIMINARY STATEMENTS
WHEREAS, each of the signatories hereto is party to the Agreement; and
WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;
NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, the signatories hereto agree as follows:
AGREEMENT
SECTION 1.Definitions. Capitalized terms used and not defined in this Amendment shall have the meanings given to such terms in the Agreement.
SECTION 2.Amendments.
2.1    Each of the following defined terms appearing in Section 1.1 of the Agreement is hereby amended in its entirety and as so amended shall read as follows:
Commitment Termination Date: With respect to each Purchaser Group, July 18, 2017, or such later date to which the Commitment Termination Date may be extended if agreed in writing among the Borrower, the Deal Agent and each Investor.

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Credit Agreement: That certain Sixth Amended and Restated Credit Acceptance Corporation Credit Agreement, dated as of June 23, 2014, with Comerica Bank, as administrative agent and collateral agent, Credit Acceptance as borrower, and the banks signatory thereto, as amended from time to time; provided, however, to the extent the Credit Agreement is amended or terminated after July 18, 2014, references to the Credit Agreement shall refer to the Credit Agreement effective on July 18, 2014 unless otherwise consented to by the Deal Agent, which consent shall not be unreasonably withheld, delayed or conditioned.
Hedge Counterparty: (I) Any entity that (a) on the date of entering into any Hedge Transaction (i) is an interest rate swap dealer and (ii) unless otherwise agreed to by the Deal Agent, has a long-term unsecured debt rating of not less than “A” by S&P and not less than “A2” by Moody’s (“Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by S&P and not less than “P-1” by Moody’s (“Short-term Rating Requirement”), and (b) in a Hedging Agreement (i) consents to the assignment of the Borrower’s rights under the Hedging Agreement to the Deal Agent pursuant to Section 2.2(a) (except in the case of an interest rate cap where such consent is not required) and (ii) agrees that in the event that Moody’s or S&P reduces its long-term unsecured debt rating below the Long-term Rating Requirement, or reduces its short-term unsecured debt rating below the Short-term Rating Requirement, it shall transfer its rights and obligations under each Hedging Agreement to another entity that meets the requirements of clauses (I)(a) and (I)(b) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer (except in the case of an interest rate cap where such transfer is not required), or (II) in respect of a Hedge Transaction entered into during the period commencing on December 27, 2012 and concluding on the Commitment Termination Date, any entity that (a) on the date of entering into any Hedge Transaction (i) is a bank signatory to the Credit Agreement (other than Israel Discount Bank of New York or an Affiliate) and (ii) unless otherwise agreed to by the Deal Agent, has not experienced a withdrawal or downgrade of its short- or long-term unsecured debt rating since July 18, 2014, and (b) in a Hedging Agreement (i) consents to the assignment of the Borrower’s rights under the Hedging Agreement to the Deal Agent pursuant to Section 2.2(a) (except in the case of an interest rate cap where such consent is not required) and (ii) agrees that in the event that it experiences a withdrawal or reduction of its long-term unsecured debt rating such that it no longer has a minimum rating of “BBB-,” it shall transfer its rights and obligations under each Hedging Agreement to another entity that meets the requirements of clauses (I)(a) and (I)(b) or clauses (II)(a) and (II)(b) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer (except in the case of an interest rate cap where such transfer is not required).

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2.2    Clause (a)(i) appearing in Section 2.16 of the Agreement is hereby amended in its entirety and as so amended shall read as follows:
(i)    The Borrower shall have given the Deal Agent, the Collateral Agent, the Backup Servicer and each Liquidity Agent and the Servicer at least three (3) Business Days’ prior written notice of its intent to effect the Take-Out, which notice shall be irrevocable; provided however, failure to effect such Take-Out on the Take-Out Date shall not result in a Termination Event (except as specifically set forth in Section 10.1(q)), but the Borrower shall be obligated to pay any Breakage Costs and any other losses incurred by the Lenders in connection therewith.
2.3    Clause (p) appearing in Section 4.1 of the Agreement is hereby amended in its entirety and as so amended shall read as follows:
(p)    Location of Offices. The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps all the Records (other than the Certificates of Title) are located at the address of the Borrower referred to in Section 14.2 hereof and the office where the Borrower keeps all the Certificates of Title is located at 200 Galleria Officentre, Suite 125, Southfield, Michigan 48034 (or, in each case, at such other locations as to which the notice and other requirements specified in Section 5.2(g) shall have been satisfied); provided, that, Credit Acceptance may temporarily (or permanently, solely in the case of a Contract that is repurchased, liquidated or paid in full) move or transfer individual Contract Files or Records, or any portion thereof without notice in accordance with Section 6.2(c)(iii).
2.4    Clause (g) appearing in Section 5.2 of the Agreement is hereby amended in its entirety and as so amended shall read as follows:
(g)    Change of Name or Location of Records Files. The Borrower shall not (x) change its name or state of organization, move the location of its principal place of business and chief executive office, and the offices where it keeps the Records from the locations referred to in Sections 4.1(p) and 14.2 or (y) move, or consent to the Custodian or Servicer moving, the Records/Contract Files from the location thereof on the Closing Date, unless the Borrower has given at least thirty (30) days’ written notice to the Deal Agent and the Collateral Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, as agent for the Secured Parties, in the Collateral; provided, that, Credit Acceptance may temporarily (or permanently, solely in the case of a Contract that is repurchased, liquidated or paid in full) move or transfer individual Contract Files or Records, or any portion thereof without notice in accordance with Section 6.2(c)(iii).
2.5    Clause (b) appearing in Section 5.5 of the Agreement is hereby amended in its entirety and as so amended shall read as follows:
(b)    Change of Name or Location of Records. The Servicer shall not (x) change its name or its state of organization, move the location of its principal place of business and chief executive office, and the offices where it keeps records concerning the Loans from the locations referred to in Sections 4.1(p) and 14.2 or (y) move, or consent to the Custodian moving, the Records from the location thereof on the Closing Date, unless the Servicer has given at least thirty (30) days’ written notice to the Deal Agent and has taken all actions required under the UCC of each

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relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent as agent for the Secured Parties in the Collateral; provided, that, Credit Acceptance may temporarily (or permanently, solely in the case of a Contract that is repurchased, liquidated or paid in full) move or transfer individual Contract Files or Records, or any portion thereof without notice in accordance with Section 6.2(c)(iii).
2.6    The addresses of the Borrower and the Servicer set forth under their respective names on the signature pages of the Agreement are hereby amended in their entirety and as so amended shall read as follows:
THE BORROWER:    CAC Warehouse Funding Corporation II
Silver Triangle Building
25505 West Twelve Mile Road
Southfield, Michigan 48034-8339
Attention: Douglas W. Busk
Facsimile No. (866) 743-2704
Confirmation No.: (248) 353-2700 (ext. 4432)

THE SERVICER:    Credit Acceptance Corporation
Silver Triangle Building
25505 West Twelve Mile Road
Southfield, Michigan 48034-8339
Attention: Douglas W. Busk
Facsimile No. (866) 743-2704
Confirmation No.: (248) 353-2700 (ext. 4432)
SECTION 3.Conditions to Effectiveness. This Amendment shall become effective on and as of the date hereof, upon the receipt by the Deal Agent of an executed counterpart of this Amendment from each party hereto.
SECTION 4.Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 5.Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
SECTION 6.Agreement to Remain in Full Force and Effect. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references in the Agreement to “herein,” or words of like import, and all references to the Agreement in any agreement or document shall hereafter be deemed to refer to the Agreement as amended hereby.
SECTION 7.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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SECTION 8.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.
SECTION 9.Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties made by it in Section 4.1 of the Agreement are true and correct as of the date hereof, as though made on and as of the date hereof and (ii) as of the date hereof, there is no Termination Event or Servicer Termination Event or event which, with the passage of time and the giving of notice, could result in a Termination Event or a Servicer Termination Event.
SECTION 10.Waiver of Notice. Each of the parties hereto hereby waives any notice in connection with the execution and delivery of this Amendment.
[Signatures begin on the following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.
CAC WAREHOUSE FUNDING
CORPORATION II, as Borrower

By:	/s/ Douglas W. Busk Name: Douglas W. Busk Title: Treasurer

CREDIT ACCEPTANCE CORPORATION,
as the Servicer and Custodian

By:	/s/ Douglas W. Busk Name: Douglas W. Busk Title: Senior Vice President and Treasurer

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Amendment No. 2 to Fifth Amended and Restated
Loan and Security Agreement
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WELLS FARGO SECURITIES, LLC,
as Deal Agent

By:	/s/ Chad Kobos Name: Chad Kobos Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Liquidity Agent and Investor

By:	/s/ Adam Bowman Name: Adam Bowman Title: Director

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Amendment No. 2 to Fifth Amended and Restated
Loan and Security Agreement
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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer and Collateral Agent

By:	/s/ Julie Tanner Fischer Name: Julie Tanner Fischer Title: Vice President

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Amendment No. 2 to Fifth Amended and Restated
Loan and Security Agreement
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